Exhibit 10.12

Legal Business Name	Kindly MD	Prior Loan Balance	$0.00
Doing Business As		Net Deposit Amount	$249,300.00
Business Address	5097 S 900 E Ste 100	Loan Amount	$249,300.00
	Murray, UT 84117-5725	Loan Fee	$36,273.00
Location ID	L74BX2KJD3YQM	Loan Balance	$285,573.00
Applicant	TIM PICKETT	Repayment Rate	19.25%
Loan Acceptance Date	December 26, 2023 UTC	Minimum Payment Amount	$15,865.16
Origination Date	December 26, 2023 UTC	Minimum Payment Due	On February 24, 2024 UTC and
Repayment Start Date	December 28, 2023 UTC		every 60 days thereafter
Loan Term	18 months
Loan Maturity Date	June 26, 2025 UTC

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is a contract between Merchant, Square Financial Services, Inc. and Block, Inc. and is entered into on the Loan Acceptance Date set forth above. By entering into this Loan Agreement, Merchant agrees to be bound by the Square General Terms of Service, Additional Square Loans Terms of Service, the Square Privacy Notice, and the Square Payment Terms.

1. Definitions.

a. “Accepted Cards” means all US-issued or widely accepted non-US issued credit, debit, prepaid, or gift cards with a card network logo, or such other payment method deemed acceptable to Block, Inc.

b. “Applicant” means the individual executing this Agreement who has the legal capacity and all necessary authority to bind Merchant to this Agreement.

c. “Bank” means Square Financial Services, Inc., including its agents and assignees, as the originator, issuer, and servicer of Your loan.

d. “Dispute(s)” means any claim, controversy, or dispute between You and Square Financial Services or You and Block, Inc., inclusive of Block, Inc. or Square Financial Services’ processors, suppliers or licensors (or their respective affiliates, agents, directors or employees), and whether arising before or during the effective period of this Agreement, and including any claim, controversy, or dispute based on any conduct of you, Square Financial Services, Inc. or Block, Inc. that occurred before the Loan Acceptance Date, including any claims relating in any way to this Agreement, or any other aspect of our relationship.

e. “Governmental Authority” means any federal, state, local, foreign or other court, governmental department, commission, board, bureau, agency or instrumentality.

f. “Linked Bank Account(s)” means any valid U.S. bank, debit card, or other transaction account used for business purpose You have linked to Your Square Account.

g. “Loan Acceptance Date” means the date You enter into this Agreement and is set forth in the summary box above.

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h. “Loan Amount” is the dollar amount of funds extended to You by Bank, in the amount specified in the summary box above.

i. “Loan Balance” is the total amount that You are obligated to repay and is equal to the sum of the Loan Amount and the Loan Fee specified in the summary box above.

j. “Loan Fee” means the one time flat fee assessed by Bank for entering into this Agreement, in the amount specified in the summary box above.

k. “Loan Maturity Date” means the date, as specified in the summary box above, on which the outstanding Loan Balance is due and payable in full.

l. “Loan Term” means the total period of time that your obligation is scheduled for full repayment.

m. “Location ID” means a unique identifier established with Block, Inc.

n. “Merchant”, “You” or “Your” means the business identified by the Legal Business Name, which may be further identified by the “Doing Business As” name above, as related to a specific location and/or Square Account, as applicable.

o. “Minimum Payment Amount” means the amount specified in the summary box above and is payable by the end of each sixty (60) days period beginning on the Origination Date.

p. “Net Deposit Amount” means the net amount available and deposited to the Linked Bank Account or loaded to Your Square Card after deductions of the Prior Loan Balance (if applicable) from your Loan Amount and is specified in the summary box above.

q. “Origination Date” means the date the Net Deposit Amount specified in the summary box above is approved to be disbursed to your Linked Bank Account or Your Square Card.

r. “Parties” means, collectively, Merchant, Bank, and Block, Inc., while each individually is a “Party”.

s. “Payment Authorization” means, collectively, all of the authorizations granted to the Bank or its agent under Section 2(g)(i) below.

t. “Prior Loan Balance” means the amount in the summary box above deducted from the Loan Amount to satisfy an existing prior loan or other amount due, with respect to the Square Account associated with this Agreement.

u. “Receivables” means the total amounts owed to the Merchant resulting from the sales of goods and/or services through Accepted Cards processed through your Square Account in the ordinary course of Merchant’s business.

v. “Repayment Rate” means the percentage of Receivables generated by Merchant, as set forth in the summary box above that will be debited from Your gross payment card processing amount each day You process payments pursuant to the Seller Agreement and will continue to be applied to Your Loan Balance until such Loan Balance is paid in full.

w. “Repayment Start Date” means the date Your repayment obligations begin and is specified in the summary box above.

x. “Square Account” means, collectively, all Merchant accounts with Block, Inc. that are identified with or used by Merchant in connection with the Location ID set forth in the summary box above, including any other accounts added or linked from time to time. Merchant may have multiple Square Accounts and such accounts may have separate loans through Bank.

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y. “Square Balance” means the ledger balance(s) held on the Square Account(s) arising from Receivables.

z. “Square Card” means a prepaid payment card issued by Sutton Bank and made available by Block, Inc. to Merchant in connection with the Location ID set forth in the summary box above.

aa. “Block, Inc.” means the processor of Your payment card transactions as described in the Square General Terms of Service and any applicable Additional Terms, as may be amended from time to time (the “Seller Agreement”).

2. Information About Your Loan. Bank is extending to You the Loan Amount and, in exchange, You agree as follows:

a. Business Purpose. You acknowledge and agree that funds received under this Agreement are for business purposes only and will not be used for personal, family or household purposes. You understand that You are not receiving a consumer loan, and that statutory and regulatory protections for consumers will not apply to Your loan. You also understand that Bank may not confirm whether the use of any funds provided conforms to this section. You agree that a breach of this section will not affect Bank’s right to (a) enforce Your promise to pay all amounts owed under this Agreement, regardless of the purpose for which the funds are in fact obtained, or

(b) use any remedy legally available to Bank, even if that remedy would not have been available had the funds been provided for consumer purposes.

b. Obligation to Repay. You agree (i) to repay the Minimum Payment Amount on each Minimum Payment Due date and (ii) to repay the Loan Balance in full by the Loan Maturity Date. While You have an outstanding Loan Balance, You direct Bank to direct Block, Inc. to withhold the Repayment Rate from Your Receivables during each day You process payments pursuant to the Seller Agreement, and Block, Inc. agrees to remit such funds to Bank. Your repayments begin on the Repayment Start Date.

c. Application of Repayments. Your repayments will generally be applied first to the past due Loan Balance (if any), then to reduce your next upcoming Minimum Payment Amount owed (if any), then to reduce the amount of the remaining Loan Balance until the Loan Balance is paid in full.

d. Minimum Payment Obligation. If at any time, You do not pay the Minimum Payment Amount by the applicable Minimum Payment Due date, or if You do not repay the full Loan Balance by the Loan Maturity Date, Bank reserves the right to (i) debit Your Linked Bank Account, Your Square Card, or Your Square Balance, for the full amount outstanding under this Loan Agreement and any portion thereof, and (ii) direct Block, Inc., as agent for Bank, to withhold the Repayment Rate (or a higher percentage) from Your Receivables during each day You process payments pursuant to the Seller Agreement, and Block, Inc. agrees to remit such funds to Bank.

e. Satisfaction of Prior Loan Balance. In order to receive funds under this Agreement, Bank will first apply the Loan Amount to repay any Prior Loan Balance outstanding as of the Origination Date. The remaining Loan Amount will be deposited to Your Linked Bank Account or loaded to Your Square Card in accordance with your ACH authorization (as described below).

f. Early Repayment. You may repay Your outstanding Loan Balance in full or in part at any time without penalty by making additional payments in Your Square Dashboard, or contacting the Bank’s support center to arrange for repayment. Such early repayment will be deducted from Square Balance or Square Card first, and any remaining amount will be debited from Your Linked Bank Account. You may also repay Your outstanding Loan Balance in full or in part at any time without penalty by making your check payable to “Square Financial Services,” and sending the check (with Your email address associated with Your Square Account in the “Memo” field) to:

JP Morgan - Lockbox Processing

Attn: Square Financial Services - 22402

4 Chase Metrotech Center

7th Floor East Brooklyn, NY 11245

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g. ACH and Other Authorizations.

i. Payment Authorization. You authorize Bank or its agent to debit any Linked Bank Account, your Square Card, and/or Your Square Balance for any amounts due under this Agreement. You authorize Bank or its agent to credit Your Linked Bank Account or load Your Square Card with Net Deposit Amount or where otherwise required for servicing. If any debit attempt to Your Linked Bank Account, Your Square Card, and/or You Square Balance fails, You grant Bank or its agent at each instance a new, original authorization to make new debit attempts; such subsequent debits may incorporate the amount of the originally scheduled payment, the missed payment, and any previously missed payment. If You do not repay full Loan Balance by the Loan Maturity Date, You authorize Bank to debit any Linked Bank Account, Your Square Card, and/or Your Square Balance for the outstanding Loan Balance and any portion thereof, including in accordance with an ongoing payment plan the Bank may institute to satisfy Your outstanding Loan Balance. You also authorize Bank or its agent to reverse any debit or credit to your Linked Bank Account, Your Square Card, and/or Your Square Balance in the event of an erroneous debit or credit. You acknowledge and agree to be bound by NACHA’s rules for business-related ACH debits and credits. In transferring the proceeds of any Loan Amount, Block, Inc. is authorized to, and will act as, as an agent of Merchant. Any of such proceeds that Block, Inc. receives are received as fees for such agent relationship and service. For the avoidance of doubt, You authorize Bank or its agent to take the above actions via ACH, the payment card networks, or other means in the Bank or its agent’s full discretion (together with all previous authorizations listed in this Section 2(g)(i) constitute the “Payment Authorization”).

ii. Your Payment Authorization continues until your loan is repaid or until You revoke your Payment Authorization. The Payment Authorization will remain in effect until You pay off your loan or if You otherwise revoke the Payment Authorization by notifying Parties at sfscollections@squareup.com. It may take as long as 10 business days to process your revocation request. All payments scheduled before your revocation request is processed will still be attempted. If You revoke your Payment Authorization, You will still be responsible for any unpaid loan amount, You must establish an alternative way to repay your loan, and Block, Inc. will no longer be able to credit Your Linked Bank Account with your Receivables.

iii. You are responsible for fees resulting from unsuccessful payment attempts. If Bank or its agent debits your Linked Bank Account, Your Square Card, and/or Your Square Balance and (1) there is a resulting payment decline, (2) there are insufficient funds to cover the amount due, or (3) the payment attempt is otherwise unsuccessful, then You authorize Bank or its agent to reinitiate attempt(s) to debit your Linked Bank Account, Your Square Card, and/or Your Square Balance, and You understand that You are responsible for any fees You may incur as a result of any initial or subsequent attempt(s). Further, in the event of an unsuccessful payment, You grant Bank or its agent in each instance a new, original authorization to recover all or less than all of the amount You owe us, and You acknowledge Bank or its agent maintains the Payment Authorization to initiate a debit for any amounts due, up to and including the full Loan Amount and Loan Fee.

h. Cancellation Period. You may cancel this Agreement any time prior to the Repayment Start Date. If You cancel, Bank will debit the Loan Amount from Your Linked Bank Account, Your Square Card, or Your Square Balance. Your loan will not be deemed cancelled if the debit is unsuccessful. If You owe a Prior Loan Balance and You cancel this Agreement, You agree that any Prior Loan Balance remains due and payable, and Your prior loan agreement for the Prior Loan Balance will be reinstated immediately.

i. Security Interest. This Section 2(i) shall apply if the Loan Amount is in excess of $75,000 as of the Loan Acceptance Date.

i. As security for the prompt and complete payment and performance when due of the “Secured Obligations” (as defined below), Merchant hereby grants, assigns and pledges to Bank a continuing lien on and security interest in all right, title and interest of Merchant in, to, and under the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Account Collateral”): (a) all Square Accounts, Receivables, and all balances in all Square Accounts; (b) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents”, “general intangibles” (including, without limitation, “payment intangibles”), “goods” (including, without limitation, “equipment” and “inventory”), “instruments”, “investment property”, “letter-of-credit rights”, “letters of credit” and “money” (as all such terms are defined in (or if not so defined, as used in) Article 9 of the Uniform Commercial Code as in effect from time to time in the State of Utah (the “UCC”)); (c) to the extent not otherwise included in clauses (a) or (b) above, all books, records and files relating to, or that evidence or contain information relating to, or that are otherwise necessary or beneficial in the collection or realization of, any of the foregoing; and (d) to the extent not otherwise included in clauses (a), (b) or (c) above, all other personal property and all “proceeds” (as defined in the UCC), products, accessions, substitutions, replacements, rents and profits of, for or in respect of any of the foregoing, and all collateral security, “supporting obligations” (as defined in the UCC) and guarantees given in respect of any of the foregoing.

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ii. In furtherance of the intentions of the Parties hereto, this Agreement will constitute written notice to all interested parties of Bank’s security interest in the Account Collateral. Merchant acknowledges and agrees that so long as any of the Secured Obligations remain outstanding, the Merchant’s Square Account will be subject to the rights and obligations set forth under this agreement. Neither Merchant nor any other person or entity, acting by, through or under the Merchant, will have any control over the use of, or any right to withdraw any amount from any Square Account without the consent of Bank and Block, Inc., provided that Bank and Block, Inc. will be deemed to have granted such consent until such time as the occurrence of a default under this Agreement. In addition, Bank will have the exclusive rights (i) to require that any bank or securities intermediary at which any Account Collateral may be located acknowledge Bank’s security interest in and control of the Account Collateral for purposes of perfecting Bank’s security interest in the Account Collateral, and (ii) to direct and provide instructions to such bank or securities intermediary as to the disposition of the Account Collateral to fulfill Merchant’s Secured Obligations. Merchant grants Bank a right of setoff against, and assigns, conveys, delivers, pledges and transfers to Bank, as security for repayment of any obligations due under this Loan Agreement, all of your right, title, and interest in and to all of Square Accounts. You authorize Bank to administratively freeze or direct any third party bank holding the Square Account to freeze all such accounts to allow us to protect our security interest and setoff rights as provided for in this Section. “Secured Obligations” means all of the debts, obligations, and liabilities of the Merchant arising under this Agreement, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter rising, and including, without limitation, the obligation to pay the Loan Balance and reasonable attorney’s fees and expenses and any interest, fees, and expenses that accrue after the filing or commencement of a bankruptcy or other insolvency proceeding, regardless of whether allowed or allowable in whole or in part as a claim in such bankruptcy or other insolvency proceeding).

iii. Merchant hereby authorizes Bank to file financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Bank may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted herein. Such financing statements may describe the Account Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Bank may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Account Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or existing or hereafter acquired or arising.”

j. Unable to Deposit Funds. If Bank is unable to deposit the Net Deposit Amount to your Linked Bank Account within fifteen (15) days of the Loan Acceptance Date, this Agreement (including any Bank obligation to continue attempting to deposit the Net Deposit Amount) will be terminated.

k. Your final payment at Loan Maturity Date. On the Loan Maturity Date, Bank may debit Your Linked Bank Account, Your Square Card, and/or Your Square Balance for the entire Loan Balance due at that time. If You have only paid the Minimum Payment Amounts by the Minimum Payment Due dates (meaning You paid 1/18th of the Loan Balance every 60 days during the Loan Term), 50% of the Loan Balance will be due upon the Loan Maturity Date and will be debited from Your Linked Bank Account, Your Square Card, and/or Your Square Balance.

3. Termination and Default.

a. Termination of Agreement. Except as otherwise stated in this Agreement, this Agreement will remain in full force and effect until the entire Loan Balance has been repaid in full.

b. Events of Default. You will be in default of this Agreement if You:

i. Misrepresent a fact in Your loan application;

ii. Fail to comply with terms of the Agreement, including specifically but without limitation, Your representations, warranties, and covenants at paragraph 6 below, as well as all other representations, warranties, and covenants in this Agreement;

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iii. Divert Your payment card processing from Your Square Account in violation of this Agreement;

iv. File or become the subject of a bankruptcy or insolvency proceeding; or

v. Do not repay Your Loan Balance by the Loan Maturity Date or You do not pay any Minimum Payment Amounts when due.

c. Rights upon Default. If You default, Bank may, (i) demand immediate repayment of the Loan Balance, which will be paid by You within five (5) business days of receipt of such demand, unless a longer period is specified; (ii) debit any past due amounts from Your Linked Bank Account or from Your Square Balance; and/or (iii) temporarily or permanently increase Your Repayment Rate. Bank may enforce the repayment of Your Loan Balance pursuant to the terms of this Agreement, and in the instance of nonpayment of Your Loan Balance will enforce those rights solely against Merchant’s business assets, including but not limited to the property and interests described in Section 2(i) above. This does not limit Your repayment obligations in this Agreement and Bank’s enforcement rights.

d. Indemnification. Merchant will indemnify and hold harmless Bank (and their respective employees, directors, agents, affiliates and representatives) from and against any cost, loss or liability including interest, penalties, reasonable attorneys’ fees and expenses resulting from Your misrepresentation or breach of warranty, default or breach of any covenant in this Agreement.

e. Costs to Enforce Payable by Merchant. Merchant will pay all reasonable costs associated with a breach by Merchant of any of its obligations, covenants or any of the representations and warranties of Merchant under this Agreement and the enforcement thereof. These “reasonable costs” include the costs, including attorneys’ fees, associated with defending, protecting, or enforcing the rights under this Agreement including in any bankruptcy proceeding.

4. Outsourcing; Requested Information; Your Square Account

a. Outsourcing. Without limiting Section 4(d)(iii) below, Bank is authorized to outsource the servicing of this Agreement to Square Capital, LLC or any affiliate of Block, Inc. without prior notice to Merchant.

b. Obligation to Provide Transactional Information. Merchant agrees to provide to Bank, upon request, transaction files maintained by Merchant, and any other information related to past payment processing volumes or the transactions contemplated by this Agreement.

c. Further Inquiries. If Bank requires additional information, You will respond to those requests in the time frame requested.

d. Your Square Account.

i. Maintain Your Square Account in Good Standing. While You have an outstanding Loan Balance, Merchant will comply with the Seller Agreement, including, but not limited to, the Square General Terms of Service and Square Payment Terms, and maintain Merchant’s Square Account in good standing.

ii. Effect of Multiple Square Accounts. Any attempt to receive Your payment card processing proceeds through multiple Square Accounts (irrespective of whether such Square Accounts are associated with the Location ID set forth in the summary box above) will entitle Bank to consider any such Square Accounts as part of Your Square Account for purposes of this Agreement. Bank may, at its option, (i) provide You with notice that such additional Square Accounts are now considered part of Your Square Account under this Agreement and apply the Repayment Rate to such consolidated Square Account or (ii) exercise its other remedies under this Agreement.

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iii. Effect of Bank Ceasing to Withhold Loan Payments. Under contractual obligations that Bank has and may have with various third parties, Bank may be prevented from withholding the Repayment Rate from Your Receivables as described in Section 2(b) while You have an outstanding Loan Balance under this Loan Agreement. Such an event may result in the assignment or transfer of the servicing of this Agreement and Bank’s rights and remedies under this Agreement without prior notice to You. If servicing is transferred, You agree (i) to make equal weekly payments via debit to a bank account or other means (which amount equals the remaining Loan Balance divided by the number of weeks through the Loan Maturity Date) to the designated service provider if loan repayments are no longer withheld, (ii) to comply with alternative payment timing, instructions and methods as provided by the new service provider and to execute any necessary authorization in order for such payments to be made, and (iii) that any new service provider is authorized to make any such debit to Your bank account. If alternative payment timing, instructions and methods are required, You will be provided with reasonable notification of those requirements, including a statement reflecting Your outstanding Loan Balance and weekly payment amount, to be delivered within a reasonable time.

5. Consent for Electronic Signatures; Additional Communications.

a. Electronic Signature. In order to receive the Loan Amount, Bank must provide You certain disclosures required by law. By submitting Your application and agreeing to the terms of this Agreement, which You collectively adopt as Your electronic signature, You consent and agree that:

i. Bank can provide all disclosures required by law and other information about Your legal rights and duties to You electronically, including by e-mail, a Website portal or mobile phone application.

ii. Your electronic signature on agreements and documents has the same effect as if You signed them in ink and is evidence of Your intention to be bound by this Agreement.

iii. Electronic disclosures have the same meaning and effect as if You were provided paper disclosures.

iv. Disclosures are considered received by You within 24 hours of the time posted to Bank’s website, or within 24 hours of the time emailed to You unless Bank receives notice that the email was not delivered.

v. Bank reserves the right to cancel this electronic disclosure service, change the terms of use of this service or send disclosures in paper form at any time.

vi. Bank is responsible for sending notice of the disclosures to You electronically, but Bank is not responsible for any delay or failure in Your receipt or review of the email notices.

b. Access to Disclosures. You understand that in order to access and retain the electronic disclosures You will need the following:

i. A computer or mobile device with Internet or mobile connectivity.

ii. For desktop website-based Communications:

1. Latest web browser that includes 256-bit encryption.

2. The browser must have cookies enabled. Use of browser extensions may impair full website functionality.

3. Minimum recommended browser standards are Mozilla Firefox latest version (see http://www.mozilla.com for latest version), Apple Safari latest version (see http://www.apple.com/safari for latest version), or Chrome latest version (see http://www.google.com/chrome for latest version).

iii. For mobile-based Communications:

1. A latest device operating system that supports text messaging, downloading, and applications from the Apple App Store or Google Play store; and

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2. The latest version of Safari or Chrome on iOS or the latest version of Chrome for Android.

iv. Access to the email address used to create your Square Account.

v. Sufficient storage space to save Communications and/or a printer to print them.

vi. Use of spam filters may block or re-route emails from senders not listed in your email address book.

c. Confirmation. You agree and confirm that You have access to the necessary equipment to receive, access and print any disclosures that may be provided in electronic form.

d. Withdrawal. You will not seek to withdraw Your consent for electronic signature and disclosures while You have an outstanding Loan Balance.

e. Additional Communications. You consent to accept and receive communications from Bank, including e-mail, text messages, calls, and push notifications to the cellular telephone number You provide. These non-telemarketing communications may be generated by automatic telephone dialing systems which will deliver pre-recorded messages, including for the purposes of secondary authentication, receipts, reminders and other notifications. Standard message and data rates applied by Your cell phone carrier may apply to the text messages Bank sends You. You may only opt- out of receiving text message communications by replying STOP to text messages.

6. Merchant Covenants. Merchant irrevocably agrees that while there is an outstanding Loan Balance, Merchant will:

a. Card Acceptance. Not take any action to discourage use of Accepted Cards as payment for Merchant transactions or permit any event to occur that could have an adverse effect on the acceptance, authorization or use of Accepted Cards by purchasers of Merchant’s products and/or services, with the exception that Merchant may impose any charge on credit card transactions permitted by the applicable card associations’ rules and regulations;

b. Conduct of Business. Maintain Merchant’s business, including using Block, Inc. services to process payment card transactions, in substantially the same manner as it exists as of the Loan Acceptance Date. Merchant will conduct its business under the same name and in a manner consistent with past practice unless Merchant provides prior written notification to Bank and will prevent the diversion of Your Receivables to any other processor. Merchant will not cause, either by direct action or inaction, the dollar amount of Receivables processed through its Square Account to be diverted to another processor. In any thirty (30) day period Merchant will process Receivables with Block, Inc. at no less than fifty percent (50%) of the monthly minimum dollar amount of Receivables in the twelve (12) months immediately prior to such period;

c. Control of Business and Transfer of Loan Obligation. Not allow another person or company, including without limitation a franchisor company (if Merchant is a franchisee), to assume or take over the operation and/or control of Merchant’s business or business location, whether physical or virtual. You may assign the obligations of this Agreement if You and any assignee complete any assignment documents or procedures set up by the Bank and obtain confirmation of the Bank’s approval of the assignment. If You transfer the ownership of Your Square Account to another individual or business (“Transfer of Ownership”), such Transfer of Ownership will not extinguish your debt obligation under this Loan Agreement or assign this debt obligation to the new owner of your Square Account. You and the new owner of Your Square Account will become jointly and severally liable for the outstanding Loan Balance after the Transfer of Ownership;

d. Sale of Business. Not sell, dispose, convey or otherwise transfer any of Merchant’s business or assets (other than in the ordinary course of business);

e. Linked Bank Account. Maintain a valid U.S. bank, debit card, or other transaction account used for business purposes linked to Your Square Account; and

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f. Cooperation. Cooperate fully with Bank to take all necessary actions to effectuate each of Merchant’s obligations in this Agreement, including but not limited to signing any and all documents Bank deems necessary and furnishing Bank with such information (including updated financial statements) as Bank may reasonably request from time to time.

7. Merchant Representations and Warranties. Merchant represents and warrants that as of the Loan Acceptance Date and until full repayment of Loan Balance:

a. Capacity. The Applicant executing this Agreement is authorized on behalf of Merchant to do so, is at least eighteen (18) years of age and has the legal capacity and all necessary authority to bind Merchant to this Agreement;

b. Third Party Interest in Receivables. Merchant’s Receivables (i) have not and will not be sold as of the Loan Acceptance Date and until full repayment of Loan Balance, and (ii) are not subject to any claims, charges, liens, restrictions or security interests where the third party holding a security interest in Merchant’s Receivables is currently exercising its remedies;

c. Approvals and Taxes. Merchant possesses and is in compliance with all permits, licenses, approvals, consents and any other authorizations necessary to conduct its business. Merchant is in compliance with, and the execution of this Agreement and consummation of the transaction contemplated in this Agreement will not conflict with (i) any and all applicable federal, state and local laws and regulations, (ii) any agreements to which Merchant is a party, and (iii) Merchant’s articles or certificate of incorporation, bylaws, or other organizational documents. Merchant possesses all requisite permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged. All federal, state, local and foreign tax returns and tax reports, and all taxes due and payable that are required to be filed by Merchant have been or will be filed and paid, on a timely basis (including any extensions). All such returns and reports are and will be true, correct and complete. Merchant has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business;

d. Conflicts With Other Agreements. Merchant will comply with the provisions of this Agreement and its performance under this Agreement does not and will not conflict with other agreements to which Merchant is a party or beneficiary, or result in any of the following: (1) violation or default of other agreements; (2) entitlement of any person or entity to receipt of notice or right of consent; (3) a right of termination, cancellation, guaranteed rights or acceleration of any obligation or to loss of a benefit; or (4) creation of any claim on the properties or assets of Merchant;

e. Authorization. Merchant has the power and authority to enter into and perform Merchant’s duties and obligations under this Agreement and any documents required to facilitate the transactions contemplated by this Agreement. Merchant is not a party to any contract or aware of any existing situation that would prevent Merchant from entering into or performing its obligations under this Agreement. Merchant has taken all necessary action to authorize their respective execution and delivery of, and performance under, this Agreement;

f. Other Proceedings and Bankruptcy. There is no action, suit, claim, investigation or legal, administrative, or arbitration proceeding pending or currently threatened whether at law or in equity or before any Governmental Authority against Merchant. Merchant has not declared bankruptcy within the past seven years and is not currently contemplating the filing of a bankruptcy proceeding or closing or materially modifying Merchant’s business. Merchant is solvent and financially capable of fulfilling its obligations under this Agreement;

g. Good Standing. Merchant is validly existing and in good standing under any applicable laws of its state of organization. Merchant has all requisite power and authority to own, lease, pledge and operate its properties and assets and to carry on its business as presently conducted;

h. Compliance With Laws. Merchant is in compliance with all statutes, rules, regulations, orders or restrictions of all applicable Governmental Authorities. All federal, state, local and foreign tax returns and tax reports, and all taxes due and payable arising therefrom required to be filed by Merchant have been or will be filed and paid, on a timely basis (including any extensions). All such returns and reports are and will be true, correct and complete. Merchant has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business; and

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i. Loan Purpose. Merchant is applying for credit solely for business purposes and not for personal, family or household use. Any credit extended under this Agreement, including the Loan Amount, is solely for business purposes and not for personal, family or household use.

j. Linked Bank Account. The Merchant’s Linked Bank Account is used primarily for business purposes and not for personal, family, or household use.

8. Binding Individual Arbitration.

a. General. You, Bank, and Block, Inc. agree that any and all Disputes arising under or in connection with this Agreement, except those that are resolved informally or brought or defended in a small claims court, will be arbitrated by a neutral arbitrator who has the power to award the same individual damages and individual relief that a court can. ANY ARBITRATION UNDER THIS AGREEMENT WILL ONLY BE ON AN INDIVIDUAL BASIS; CLASS ARBITRATIONS, CLASS ACTIONS, REPRESENTATIVE ACTIONS, AND CONSOLIDATION WITH OTHER ARBITRATIONS ARE NOT PERMITTED. YOU WAIVE ANY RIGHT TO HAVE YOUR CASE DECIDED BY A JURY AND YOU WAIVE ANY RIGHT TO PARTICIPATE IN A CLASS ACTION AGAINST BANK OR BLOCK, INC. OR ANY OF THEIR RESPECTIVE ASSIGNEES OR AGENTS. If any provision of this arbitration agreement is found unenforceable, the unenforceable provision will be severed, and the remaining arbitration terms will be enforced (but in no case will there be a class arbitration).

b. Pre-Filing Requirement to Attempt to Resolve Disputes. Before an arbitration is commenced, the Parties agree to attempt to avoid the costs of formal dispute resolution by giving each other a full and fair opportunity to address and resolve a Dispute informally. The Parties recognize that this is an important requirement, and that breach of this requirement would be a material breach of this Agreement. To provide this opportunity, before commencing any arbitration or suit, each Party agrees to send to the other Party a written Notice (“Notice”). Any Notice to Block, Inc. or the Bank should be sent by mail to Block, Inc., Attn: Arbitration Provision, P.O. Box 427069, San Francisco, CA 94142. Please note that any other correspondence other than a Notice or an Opt Out sent to this PO Box will not receive a reply. Any Notice sent to you will be sent to the address on file for your account. The Notice must: (i) include your name and account number; (ii) provide detailed information sufficient to evaluate the merits of the claiming Party’s individualized claim and for the other Party to determine if an amicable resolution is possible; and (iii) set forth the specific relief sought, including whatever amount of money is demanded and the means by which the demanding Party calculated the claimed damages. The Parties agree that they will attempt to resolve a dispute through an informal negotiation within sixty (60) days from the date the Notice is sent. After that sixty (60) day period and not before, either party may elect, in writing sent to the other party, that it will pursue the matter either through small claims court or arbitration. The party receiving the notice shall then have seven (7) days to respond, including to elect for the case to be heard by a small claims court with jurisdiction. If either party elects small claims court, the dispute will be resolved in that forum and not through arbitration. Each Party agrees that state courts in the City and County of Salt Lake City, Utah, or federal court for the District of Utah, referenced below, may enter injunctive relief to enforce the pre-filing requirements of this paragraph, including an injunction to stay an arbitration that has been commenced in violation of this paragraph.

c. Scope of Arbitration. If we are not able to resolve the Dispute by informal negotiation or, as provided below, in a small claims court, all disputes will be resolved finally and exclusively by binding individual arbitration with a single arbitrator administered by the American Arbitration Association (www.adr.org) according to this Section and the Commercial Arbitration Rules (the “AAA Rules”) for that forum, except You and Bank will have the right to file early or summary dispositive motions and to request that the AAA’s Expedited Procedures apply regardless of the claim amount. Except as set forth above and for disputes subject to jurisdiction in small claims court, the Arbitrator will be responsible for determining all threshold arbitrability issues, including issues relating to whether this Agreement is unconscionable or illusory and any defense to arbitration, including waiver, delay, laches, or estoppel.

d. Small Claims Court. Subject to applicable jurisdictional requirements, any Party may elect to pursue a Dispute in a local small-claims court rather than through arbitration. If a Party has already submitted an arbitration demand to the AAA, but before an arbitrator has been selected, the other Party(ies) can send a written notice to the opposing party that it wants the Dispute decided by a small claims court. After receiving this notice and consistent with Consumer Rule 9, the AAA will administratively close the case.

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e. Arbitration Procedure. The Federal Arbitration Act, 9 U.S.C. §§ 1-16, including its procedural provisions fully applies. So long as it is consistent with the AAA Rules, including Rule D-3(b), the arbitration shall occur through the submission of documents to one arbitrator. To the extent any in-person arbitration hearing is required the arbitration hearing will take place as close to your hometown as practicable. The Arbitrator’s award will be binding on the Parties and may be entered as a judgment in any court of competent jurisdiction. Bank values your privacy, particularly with respect to your financial transactions and data. Each of the Parties shall maintain the confidential nature of the arbitration and shall not (without the prior written consent of the other Party) disclose to any third party the fact, existence, content, award, or other result of the arbitration, except as may be necessary to enforce, enter, or challenge such award in a court of competent jurisdiction or as otherwise required by applicable law. While an arbitrator may award declaratory or injunctive relief, the Arbitrator may do so only with respect to the individual party seeking relief and only to the extent necessary to provide relief warranted by the individual party’s claim. The Arbitrator’s decision and judgment thereon will not have a precedential or collateral estoppel effect.

f. Arbitration Fees. In accordance with the AAA Rules, the Party initiating the arbitration (either You or us) is responsible for paying the applicable filing fee. For purposes of this arbitration provision, references to You, Bank, and Block, Inc. also include respective subsidiaries, affiliates, agents, employees, predecessors, successors and assigns as well as authorized users or beneficiaries of the Bank’s loan program.

g. Opt Out. You may reject this provision, in which case only a court may be used to resolve any Dispute. To reject this provision, You must send us an opt-out notice (the “Opt Out”) within thirty (30) days after You enter into this Agreement or we first provide You with the right to reject this provision. The Opt Out must be mailed to Block, Inc., Attn: Arbitration Provision, Square Financial Services, Inc., P.O. Nox 427069, San Francisco, CA 94142. The Opt Out must provide your name, address, phone number and the email address(es) You used to sign up and use the Services. This is the only way of opting out of this provision. Opting out will not affect any other aspect of this Loan Agreement, and will have no effect on any other or future agreements You may reach to arbitrate with us. Please note that any other correspondence other than a Notice or an Opt Out sent to this PO Box will not receive a reply.

h. Court Proceedings. Subject to and without waiver of the arbitration provisions above, you agree that any judicial proceedings (other than small claims actions as discussed above) will be brought in and you hereby consent to the exclusive jurisdiction and venue in the state courts in the City and County of Salt Lake City, Utah, or federal court for the District of Utah.

i. Governing Law. This Agreement is governed by the Federal Arbitration Act, as set forth above, and by Utah law, and/or applicable federal law, without regard to its choice of law or conflicts of law principles that would require application of law of a different jurisdiction.

j. Limitation on Time to Initiate a Dispute. Unless otherwise required by law, an action or proceeding by Merchant relating to any dispute arising under this Agreement must commence within one year after the cause of action occurs or becomes enforceable.

9. Miscellaneous.

a. Modifications; Amendments. Any changes to these terms will be in writing agreed by the Party to be affected.

b. Waiver. No Party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under this Agreement.

c. Notices. Except as otherwise stated, notices to Bank must be sent by postal mail to: Square Financial Services, 3165 E Millrock Drive, Suite 160, Salt Lake City, UT 84121

d. Assignment. You may not assign or transfer Your rights or obligations under this Agreement, but rights of Bank may be assigned by Bank without restriction.

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e. Severability. If any provision of this Agreement is deemed invalid or unenforceable under any law, rule, or regulation, the remainder of the Agreement will remain in effect.

f. Complete Agreement. This Agreement constitutes the entire Agreement between the Parties related to this subject matter and supersedes any prior agreements or understandings between the Parties.

g. Survival. The obligations in Sections 3(d) (Indemnification), 3(e) (Costs to Enforce Payable by Merchant), 8 (Disputes) and this Section 9 (Miscellaneous) will survive any expiration or termination of this Agreement.

h. Register. You agree that Bank, on Your behalf, will maintain a register in order to, record the amount of Your Loan Balance and the current or future owner of Your loan (including any assignee, participant or transferee, if any, who becomes the subsequent owner of any portion of Your Loan Balance) (the “Register”). The Parties agree that the entity whose name is recorded in the Register as the current owner of Your Loan Balance is treated as the owner of Your Loan Balance. The Register must be updated for any transfer of ownership of Your Loan Balance to occur.

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